Exhibit 99.1

Investor Relations Contact:
Alan B. Catherall
770-485-2527
PRESS RELEASE
FOR IMMEDIATE RELEASE
NUMEREX REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS
$8 Million Revenue Performance Exceeds Guidance, Posting over
50% Year-over-Year M2M Revenue Growth
ATLANTA, October 25, 2005 — Numerex Corp. (NASDAQ: NMRX), a leader in wireless machine-to-machine (M2M) data communications, today announced financial results for the third quarter of 2005, reporting net earnings of $411 thousand compared to a net loss of $341 thousand for the comparable period of 2004. Basic earnings per share were $0.04 for the third quarter of 2005 and $0.02 year-to-date. Fully diluted earnings per share were $0.03 for the third quarter of 2005 and $0.01 year-to-date. This compares to basic and fully diluted losses per share of $0.03 and $0.17 for the same periods in 2004. Net sales were $8.0 million for the quarter and $21.5 million year-to-date compared to $6.2 million and $16.7 million for the same periods in 2004. Please see attached financial statements for more details.
“Numerex turned in another solid performance generating revenues that were better than expected and posting $0.04 earnings per share. The Company’s M2M business also surpassed expectations, improving substantially over Q3 of 2004,” said Stratton Nicolaides, Chairman and CEO of Numerex. The Company has now produced positive earnings per share in two successive quarters and has turned profitable year-to-date. We believe these results clearly reflect our focus on achieving a sustainable rate of top-line growth while preserving our gross profit margin and controlling costs. As percentage of revenues, our gross profit margin remained stable at 43% while our selling, general and administrative expenses decreased to 27.6%, compared to 33.3% for the three months ended September 30, 2004. Our third quarter performance demonstrates the Company’s strong operating leverage, 40% of the year-over-year increase in quarterly revenues fell directly to the bottom line.”
“Total revenues in the quarter grew almost 30% over the comparable period last year, in spite of a relatively flat performance from our Digital Multimedia and Networking division. Total revenues of just over $8.0 million exceeded our revenue guidance of $7.3 million to $7.8 million reflecting the impressive performance of our wireless M2M business.”
“ Wireless M2M revenues grew almost 55% in the third quarter and 47% year-to-date when compared to the same periods last year. In addition, the wireless segment grew over 12% sequentially with yet another record revenue quarter recorded by our Uplink Security business unit. We should also note that during the third quarter of 2005, we shipped several thousand wireless monitoring units that should begin to generate recurring service revenues in subsequent quarters. As a result of the Company’s outstanding M2M performance and increasingly favorable market trends, we are revising upward our wireless growth estimate for the year to the range of 45% to 55%.”
“The Company’s balance sheet continues to strengthen. Cash balances at the end of the third quarter were $4.2 million compared to $3.6 million at June 30, 2005 and $1.7 million at the beginning of the year. The Company continues to generate cash from operations despite a conscious decision to further increase inventory levels. In addition, as a result of the previously announced conversions of debt held by the Laurus Master Fund, Ltd, the total amount of non-trade debt is now just over $1.4 million. As a result of the higher cash levels and reduced debt, working capital has improved by $3.2 million from $1.2 million at December 31, 2004 to $4.4 million at September 30, 2005.
Mr. Nicolaides concluded, “as a result of a strong third quarter and favorable market trends, we estimate total revenues to range between $7.7 million and $8.2 million and expect yet another profitable quarter.”
Conference Call and Webcast Information
Numerex will conduct a conference call on October 25 at 11:00 A.M., Eastern Daylight Time, accessible by calling 888 243-3996 in the U.S. and Canada, or 973 935-2403 for international. A live webcast of the call will also be available via Numerex web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex Web site beginning two hours after the call.
About Numerex
Numerex (Nasdaq: NMRX) is a communication technology business comprised of operating subsidiaries that primarily utilize existing wireless or cellular, Internet and cable infrastructure thereby enabling network access and information management through the deployment of proprietary software and technology which provides an entrance to and exit from a communications network. Such technology is referred to as a “gateway” in the communications industry. The company primarily markets and sells products and services in wireless data communications through Cellemetry®, Uplink™, MobileGuardian®, VendView®, and digital multimedia through PowerPlay™ and IPContact™. These products and services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network support. For more information on Numerex, please visit our Web site at: www.nmrx.com
This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.
The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction, supply and marketing of new and existing wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales:
Product	$4,021	$2,852	$10,168	$7,015
Service	3,988	3,320	11,381	9,678

Total net sales	8,009	6,172	21,549	16,693

Cost of product sales (excluding depreciation)	2,991	2,043	7,681	5,531
Cost of services (excluding depreciation and amortization)	1,533	1,395	4,335	3,593
Depreciation and amortization	41	87	132	297

Gross Profit	3,444	2,647	9,401	7,272

	43.0%	42.9%	43.6%	43.6%

Selling, general, and administrative expenses	2,215	2,056	6,468	6,519
Research and development expenses	278	205	832	685
Bad debt expense	83	131	242	415
Depreciation and amortization	386	411	1,291	1,247

Operating profit / (loss)	482	(156)	568	(1,594)

Interest income and (expense), net	(59)	(165)	(338)	(426)
Other income and (expense), net	(3)	(2)	(7)	(31)
Gain on sale of business	—	—	—	250

Loss before taxes	420	(323)	223	(1,801)

Provision for income taxes	9	18	52	18

Net profit (loss)	$411	$(341)	$171	$(1,819)

Basic earnings (loss) per common share	$0.04	$(0.03)	$0.02	$(0.17)
Diluted earnings (loss) per common share	$0.03	$(0.03)	$0.01	$(0.17)
Number of shares used in per share calculation
Basic	11,528	10,794	11,092	10,798
Dilluted	12,023	10,794	11,456	10,798
-continued-

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales:
Wireless Data Communications
Product	$3,059	$1,486	$7,842	$4,215
Service	2,558	2,150	7,637	6,283

Sub-total	5,617	3,636	15,479	10,498
Digital Multimedia and Networking
Product	953	1,322	1,956	2,461
Service	1,251	1,028	3,230	2,890

Sub-total	2,204	2,350	5,186	5,351
Wireline Security
Product	9	44	370	339
Service	179	142	514	505

Sub-total	188	186	884	844
Total net sales
Product	4,021	2,852	10,168	7,015
Service	3,988	3,320	11,381	9,678

Total net sales	8,009	6,172	21,549	16,693

-continued-

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,200	$1,684
Accounts receivable, less allowance for doubtful accounts of $1,431 at September 30, 2005 and $1,084 at December 31, 2004:	5,143	3,986
Notes Receivable	41	41
Inventory	1,819	1,561
Prepaid expenses and other current assets	263	736

TOTAL CURRENT ASSETS	11,466	8,008

Property and Equipment, Net	731	840
Goodwill, Net	15,014	15,014
Other Intangibles, Net	6,406	7,213
Software, Net	929	598
Other Assets	676	939

TOTAL ASSETS	$35,222	$32,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,009	$2,601
Other current liabilities	1,286	1,603
Note payable, current	500	1,637
Deferred revenues	1,219	906
Obligations under capital leases, current portion	66	33

TOTAL CURRENT LIABILITIES	7,080	6,780

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	82	2
Note Payable	922	2,178

TOTAL LONG TERM LIABILITIES	1,004	2,180

SHAREHOLDERS’ EQUITY
Preferred stock — no par value; authorized 3,000,000; none issued		—
Class A common stock — no par value; authorized 30,000,000; issued 13,319,406 shares at September 30, 2005 and 13,203,660 shares at December 31, 2004	40,032	36,872
Additional paid-in-capital	982	809
Treasury stock, at cost, 2,391,400 shares on September 30, 2005 and December 31, 2004	(10,197)	(10,197)
Class B common stock — no par value; authorized 5,000,000; none issued	—	—
Accumulated other comprehensive income	5	13
Retained earnings	(3,684)	(3,845)

TOTAL SHAREHOLDERS’ EQUITY	27,138	23,652

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,222	$32,612